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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                             SECURITIES ACT OF 1934



                               DYNAMIC GOLD CORP.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


            NEVADA                              Pending
    -----------------------              ----------------------
    (State of incorporation              (IRS Employer
    or organization)                     Identification Number)


675 West Hastings Street, Suite 506
Vancouver, British Columbia, Canada              V6B 1N2
----------------------------------------        ----------
(Address of principal executive offices)        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class             Name of each exchange of which
to be so registered             each class is to be registered

  Not Applicable                       Not Applicable
  --------------                       --------------

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates:
333-124632 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common stock, par value $0.001
                    ------------------------------

Item 1.  Description of Registrant's Securities to be Registered.

The description of securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File 333-126580) is incorporated by reference into this registration statement.

Item 2.  Exhibits

Exhibit
Number            Description

  3.1*             Articles of Incorporation
  3.2*             Bylaws
  5.1*             Legal opinion of Joseph I. Emas, with consent to
                   Use
 10.1*             Mineral Property Bill of Sale
 23.1*             Consent of Amisano Hanson, Chartered Accountants
 23.2*             Consent of Erik A. Ostensoe with consent to use
 99.1*             Claims location map

  * Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.

                                SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATED:  January 24, 2007

                                       Dynamic Gold Corp.

                                       By:/s/ Tim Coupland
                                       -----------------------------------------
                                       Tim Coupland
                                       President, Chief Executive Officer,
                                       Treasurer, principal financial officer,
                                       principal accounting officer and Director


                                       By:/s/ Brian Game
                                       ------------------------------
                                       Brian Game, Secretary and Director